UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41947	83-1365441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton St., Suite 550
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 925-2492

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	KYTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Karen Walker as Chief Technology Officer

On January 29, 2026, Karen Walker notified Kyverna Therapeutics, Inc. (the “Company”) that she will be retiring from the Company and will cease to serve as the Company’s Chief Technology Officer, effective February 9, 2026. Ms. Walker’s resignation is not due to any disagreement with the Company relating to any of the Company’s operations, policies or practices. The Company thanks Ms. Walker for her years of service and valuable contributions to the Company.

Amendment and Restatement of 2024 Inducement Equity Incentive Plan

On January 29, 2026, the Compensation Committee of the Board of Directors of the Company approved an amendment and restatement of Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan (the “Plan”) solely to increase the maximum number of shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), available for grant thereunder by 1,000,000 shares of Common Stock to an aggregate of 5,000,000 shares of Common Stock.

The amendment and restatement of the Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. Other than the increase to the number of shares of Common Stock available for grant under the Plan, there were no changes to the Plan. The amended and restated Plan continues to provide for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares solely to prospective employees of the Company or an affiliate of the Company provided that certain criteria are met. Awards under the amended and restated Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with the Company or an affiliate of the Company, who (i) has not previously been an employee or director of the Company or (ii) is rehired following a bona fide period of non-employment with the Company.

The foregoing description of the amended and restated Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the amended and restated Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On February 3, 2026, the Company issued a press release announcing the appointment of Mayo Pujols as the Company’s Chief Technology Officer, effective February 9, 2026. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Kyverna Therapeutics, Inc. Amended and Restated 2024 Inducement Equity Incentive Plan.
99.1	Press Release, dated February 3, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kyverna Therapeutics, Inc.

Date:	February 3, 2026	By:	/s/ Marc Grasso
Name: Marc Grasso Title: Chief Financial Officer